Exhibit 10.2

PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE MARKED BY ASTERISKS (“***”).

MASTERCARD ACCEPTANCE AGREEMENT

Effective Date:	The date Merchant’s Acquiring Bank effectuates the interchange rate set forth in Exhibit B(1) and provides written notification to MasterCard of same (“Effective Date”)

Term of Agreement:	The period from the Effective Date through the date that is three (3) years after the Effective Date (“Term”)

Merchant Contact:	David M. DeMedio
Merchant Phone Number:	610-989-0340

MasterCard Contact:	***
MasterCard Phone Number:	***
MasterCard Facsimile Number:	***

This Agreement (“Agreement”) is between MasterCard International Incorporated (“MasterCard”), with its principal place of business at 2000 Purchase Street, Purchase, NY 10577 and USA Technologies, Inc., for itself and its Affiliates (“Merchant”), with its principal place of business at 100 Deerfield Lane, Malvern, PA 19355. Merchant and MasterCard shall be collectively referred to herein as “the Parties.” All capitalized terms contained herein and not otherwise defined herein shall have the meanings assigned to them in Exhibit C, attached hereto and incorporated herein by reference (“Exhibit C”).

In consideration of the mutual covenants and conditions set forth in this Agreement and in Exhibits A, B and C to this Agreement, all of which are incorporated in this Agreement by reference, MasterCard and Merchant agree as follows:

Subject to the terms and conditions specified in Exhibit A, attached hereto and incorporated herein by reference (“Exhibit A”), each of the Parties shall perform their respective obligations as specified in Exhibit B attached hereto and incorporated herein by reference (“Exhibit B”).

MASTERCARD INTERNATIONAL	USA TECHNOLOGIES, INC.
INCORPORATED

By: ***	By: David M. DeMedio
Name: ***	Name: David M. DeMedio
Title: ***	Title: Chief Financial Officer
Date: January 8, 2015	Date: December 22, 2014

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EXHIBIT A

STANDARD TERMS AND CONDITIONS

1.             REPRESENTATIONS AND WARRANTIES. Merchant and MasterCard each warrant and represent that: (i) it has the power and authority to grant the rights and perform the obligations to which it commits to pursuant to the terms and conditions set forth in this Agreement; (ii) the execution of this Agreement by the person representing it will be sufficient to render this Agreement binding upon it; and (iii) its performance under this Agreement will not violate the legal rights of any third parties, or the terms of any other agreement to which the warranting party is a party.

2.             USE OF INTELLECTUAL PROPERTY. From the Effective Date of this Agreement and through including expiration or termination of this Agreement, the Parties agree that nothing contained in this Agreement will give either party a license or other right to use the trademarks, service marks, corporate name, logos, brands, copyrights or other intellectual property of the other Party. Any such use will require the prior written consent of the Party that owns such intellectual property.

3.             CONFIDENTIALITY Except as otherwise required or permitted by applicable law, court order or the Standards, each party hereto agrees to treat any information relating to this Agreement (other than the existence of this Agreement) and all terms and conditions of this Agreement as confidential (collectively, “Confidential Information”), shall disclose such Confidential Information only to those individuals with a reasonable need to know within its organization (provided such individuals agree to be bound by the confidentiality obligations herein), and shall not disclose any such Confidential Information to third parties, without the disclosing party’s prior written approval, except that each party hereto may disclose same to its advisors, affiliates, auditors, regulators, outside board members and outside counsel provided such persons are advised of, and observe the obligations of this Section 3. Notwithstanding anything to the contrary therein, it is expressly agreed by the Parties that the existence of the MasterCard Interchange Rate as defined in Exhibit B.1 (not specifically identifying Merchant as a qualifying merchant for any such particular rate, unless otherwise subject to disclosure pursuant to the Standards) shall not be considered “Confidential Information” and MasterCard’s public disclosure of same (in any medium, at times and on dates as shall be determined by MasterCard, in its sole discretion) shall not require Merchant pre-approval or review.

4.             TERM AND TERMINATION AND SURVIVAL PROVISIONS. This Agreement will be effective on the Effective Date and unless earlier terminated in accordance with its terms, will expire on completion of the Term. In the event of expiration or termination of this Agreement, the terms of Sections 3, 4, 7, 8 and 10 will survive such expiration or termination of this Agreement in order to give effect to their purpose. Either Party, except as specifically indicated below, may immediately terminate this Agreement after the occurrence of a Default (as defined below) by the other party, which has been memorialized in a written notice thereof to the defaulting party. Except as otherwise specifically provided herein, termination of this Agreement shall not relieve the Parties of any obligation accruing with respect to this Agreement prior to such termination.

The term “Default” shall mean any of the following events:

(i)            failure by a Party to comply with or to perform any provision of this Agreement and continuance of such failure: (a) for ten (10) business days after receipt of written notice thereof by such party in respect of the obligations set forth in Sections 1 through 3 of this Exhibit A; and (b) for thirty (30) business days after receipt of written notice thereof by such party in respect of the obligations set forth in Exhibit B; or

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(ii)           a party becomes insolvent, is unable to pay its debts as they mature, or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency, or similar laws; or is named in, or its property is subjected to, a suit for the appointment of a receiver; or is dissolved or liquidated; or

(iii)          the current interchange payment system is materially changed due directly or indirectly to any regulatory or other governmental action, litigation, settlement or other “industry-wide” action that affects (directly or indirectly) MasterCard’s interchange rates (collectively referred to herein as the “Interchange Regulation”). Notwithstanding this Section 4(iii), upon the occurrence of a Interchange Regulation, it is acknowledged and agreed by the Parties that the Parties will work together in good faith for a commercially reasonable time period, to amend this Agreement in order to effect a mutually agreeable positive economic result for Merchant for the remainder of the Term, subject to and expressly conditioned upon restrictions, if any, set forth in the Interchange Regulation. In respect thereof, should the Parties fail to agree on such amended terms and conditions within a commercially reasonable timeframe (as shall be reasonably and mutually agreed to by the Parties), either Party may immediately terminate this Agreement pursuant to this subsection.

5.             RELATIONSHIP OF THE PARTIES. Merchant and MasterCard are independent contractors, and this Agreement does not create a partnership, joint venture, employee/employer or other agency relationship between them.

6.             ASSIGNMENT. This Agreement will be binding on and inure to the benefit of each of the Parties, their successors and permitted assigns. Except as expressly permitted in this Section 6, this Agreement may not be assigned or transferred, in whole or in part, without the written consent of the other party. Any such assignment or transfer without consent will be void.

7.             NOTICES. All notices and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered; or (b) when received by certified mail; or (c) when delivered (and receipted for) by an overnight delivery service, addressed in each case to the Parties at the addresses set forth on the first page of this Agreement (in the cases of notices to Merchant, a copy of any such notice shall be delivered to USA Technologies, Inc., 100 Deerfield Lane, Malvern PA 19335 – Attention David M. DeMedio, with a copy to Legal Department at the same address, unless a different address shall have been designated in writing and in the cases of notices to MasterCard, a copy of any such notice shall be delivered to MasterCard International Incorporated, 2000 Purchase Street, Purchase, New York 10577 - Attention:***, with a copy to the Office of the General Counsel at the same address).

8.             GOVERNING LAW. This Agreement and all claims arising out of or in connection with this Agreement will be governed by the laws of the State of New York, without giving effect to its conflicts of law provisions. The New York Supreme Court for the County of Westchester in New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any and all disputes relating to this Agreement.

9.             ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between MasterCard and Merchant, and there are no other agreements, representations, warranties or understandings between MasterCard and Merchant with respect to the subject matter of this Agreement. To the extent that any other agreement, written or verbal, appears to exist between the Parties with respect to the subject matter of this Agreement, this Agreement supersedes any such agreement.

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10.           PUBLICITY. Subject to any disclosure required under applicable securities laws, neither party shall issue an independent press release or make any other public announcement, whether written, oral or otherwise, with respect to this Agreement without the prior written consent of the other party, it being expressly agreed that MasterCard may issue press releases and make any other public announcements, whether written, oral or otherwise, with respect to the MasterCard Interchange Rate (as defined in Exhibit B.1) (provided, that the rate structure provided to Merchant under the terms of this Agreement and Merchant name as a qualifying merchant under such rate structure, shall remain confidential and not be disclosed unless otherwise disclosed in accordance with the terms and conditions set forth in Section 3 above).

11.           SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed severed from the remainder, which shall remain enforceable. If any provision of this Agreement does not comply with law, ordinance or regulation of any governmental or quasi-governmental authority, now existing or hereinafter enacted, such provision shall to the extent possible be interpreted in such a manner so as to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed amended, to satisfy the minimum requirements of this Agreement.

12.           COUNTERPART AND FAX SIGNATURES. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may also be signed and transmitted by facsimile, with such signature to be treated as an original and the document transmitted to be considered to have the same binding effect as an original signature on an original document. At the request of either party, any facsimile document will be re-executed in original form by the Parties who signed the facsimile document.

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EXHIBIT B

During the Term, MasterCard and Merchant agree as follows:

1.
Transaction Incentive Program. In exchange for Merchant’s agreement to comply with its obligations contained herein and subject to Merchant’s agreement to secure and maintain, throughout the Term, a merchant agreement with an Acquiring Bank (as defined below), MasterCard agrees to offer the following interchange rate (the “MasterCard Interchange Rate”) for Qualified MasterCard Debit Transactions taking place within the Territory during the Term:

i.
With respect to any Qualified MasterCard Debit Transactions in an ***, the MasterCard Interchange Rate shall be *** (which shall equal ***); provided, that each such Qualified MasterCard Debit Transaction *** is in compliance with the established qualification criteria for those rates as detailed in the Standards or as otherwise provided to, or accessible by, Merchant.

In respect of (i) above, for clarification, it is agreed by the Parties that all other classes of transactions (other than Qualified MasterCard Debit Transactions) will receive the then-current published rates in accordance with the established qualification criteria.

MasterCard shall make the MasterCard Interchange Rate available directly to the Merchant’s MasterCard acquiring financial institution(s) which shall be identified, if changed, to MasterCard by Merchant pursuant to Section 2 of this Exhibit B (collectively, the “Acquiring Bank(s)”) for Qualified MasterCard Debit Transactions. Merchant acknowledges that MasterCard does not set or have any influence over the merchant discount rate charged to the Merchant by Acquiring Banks for Qualified MasterCard Debit Transactions, and that such discount rate is determined entirely through a separate agreement between Merchant and the Acquiring Banks, to which MasterCard is not a party and about which MasterCard has no knowledge (the “Acquirer Relationship”). Merchant acknowledges and agrees that Acquiring Banks will directly realize the benefit of the MasterCard Interchange Rate and no direct payment will be made to Merchant from MasterCard. The extent to which Merchant benefits from this MasterCard Interchange Rate will be solely pursuant to the Acquirer Relationship.

Should Merchant fail to maintain an Acquirer Relationship throughout the Term, Merchant acknowledges and agrees that it shall be denied the benefits as set forth in Exhibit B (the “Denied Benefits”). Upon the occurrence of a Denied Benefits event, written notification of such Denied Benefits will be provided to Merchant as soon as commercially feasible.

2.
Changing Acquiring Bank. Merchant will promptly notify MasterCard, in writing, if its Acquiring Bank changes, for any reason, or if an additional Acquiring Bank is engaged by Merchant for the purposes contemplated in this Agreement.

3.
MasterCard Acceptance. Merchant agrees to accept MasterCard Debit Cards for the payment of goods and services by MasterCard Cardholders for all Applicable Transactions in accordance with the Standards. Further, Merchant will accept other MasterCard Cards (including credit cards) for Applicable Transactions in a separate channel.

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4.
MasterCard Acceptance Expansion. During the Term, Merchant agrees to discuss opportunities with MasterCard to expand acceptance of MasterCard Cards and identify cashless opportunities throughout its business not heretofore identified. Further, Merchant agrees that it shall use its reasonable efforts to market the acceptance benefits of MasterCard Debit Cards to its customers.

5.
Reports. Merchant agrees that it shall provide written reports to MasterCard on a quarterly basis throughout the Term which such reports shall be true and accurate and shall include the following information (in each case, both for the just-completed quarter and for the corresponding quarter during the immediately preceding calendar year): (i) *** during the applicable quarters; and (ii) ***.

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EXHIBIT C

DEFINITION OF TERMS

For purposes of this Agreement:

(a)           “Affiliate” means with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, such person or entity.

(b)           “Applicable Transactions” means payments processed using the Company Products and authorized, cleared and settled by MasterCard under the code ***.

(c)           “Card(s)” shall include, without limitation, any (1) bank card, credit card, charge card, travel and entertainment card, commercial card, debit card, ATM card, prepaid card, smart card, stored-value card, any co-branded card, virtual card, or any other payment card or device and (2) the account associated with same.

(d)           “Company Products” means coffee machines, vending machines, kiosks, laundry equipment and other self-service hardware, machines and equipment owned, licensed, developed or operated by Merchant or its customers in the Territory.

(e)           “Competitor” means Visa, American Express, Discover, JCB, Union Pay, Carte Blanche, PayPal, NYCE, Pulse, Interlink, STAR or any other entity that MasterCard determines in writing is in competition with MasterCard, Maestro, or Cirrus.

(f)            “Consumer Card” means a Card that is primarily offered to individual cardholders that intend to use such Card for personal purposes.

(g)           “Control” (including, with its correlative meanings, “controlled by” or “common control with”) means the occurrence of one or more of the following events: (i) a purchase, lease or other acquisition of all or substantially all of the assets of a party; (ii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing fifty (50%) percent or more of the voting power of a party; or (iii) possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).

(h)           “Debit Card” means any Consumer Card issued in the Territory that (i) solely accesses or is otherwise primarily associated with a deposit, a retail mutual fund, brokerage, prepaid, or other asset account and/or (ii) provides dual-message, signature-based functionality and/or on-line, PIN-based single-message functionality.

(i)            “Dual Message” means the method of processing a payment transaction using a Card pursuant to which two (2) separate messages are sent with respect to the payment transaction, the first of which such messages authorizes the applicable transaction for up to an initial amount and the second of which such messages clears the applicable transaction for a final amount.

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(j)            “GCMS” means MasterCard’s Global Clearing Management System or any other successor to such system, solely determined by MasterCard.

(k)           “Issuing Bank” shall mean any MasterCard, United States based and/or incorporated bank that is licensed to issue MasterCard Cards.

(l)            “MasterCard” when used as a noun, shall have the meaning ascribed to it in the preamble and, when used adjectivally, refers to the MasterCard® brand.

(m)           “MasterCard Card” shall mean a Card bearing the name, logotype, hologram, or other service marks or devices of MasterCard and providing the functionality associated with same.

(n)           “MasterCard Cardholder” means any Person who uses, or attempts to use, a MasterCard Card.

(o)           “MasterCard Debit Card” means any MasterCard Card that in any way accesses or is otherwise primarily associated with a deposit, a retail mutual fund, brokerage, prepaid or other asset account.

(p)           “Qualified MasterCard Debit Transaction” means a recurring or one-time Applicable Transaction that (i) is a Dual Message-based transaction (e.g., excluding PIN and ATM and other Single Message-based transactions); (ii) is made using a MasterCard Debit Card; and (iii) is authorized, cleared and settled through the GCMS.

(q)           ***

(r)           “Standards” means the Amended and Restated Certificate of Incorporation and the bylaws, operating rules, regulations, policies, and procedures of MasterCard, including but not limited to any manuals, guides or bulletins, as may be amended from time to time.

(s)           “Single Message” means the method of processing a payment or cash disbursement transaction using a Card pursuant to which one (1) message is sent with respect to the payment or cash disbursement transaction, which such message authorizes and clears the applicable transaction for a final amount.

(t)            “Territory” shall mean the fifty (50) states of the United States of America and the District of Columbia, but does not include territories or possessions of the United States of America.

(u)           “Volume” means the United States dollar volume for Applicable Transactions that are (i) dual-message, signature-based transactions (e.g., a non-PIN transactions); and (ii) made using a Debit Card.

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